Exhibit 10.21

FORM OF

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of [_______], 2020 by and among Chinos Holdings, Inc., a Delaware corporation (“Chinos”), [J.Crew Newco], a Delaware corporation (“J.Crew”), [SPV LLC], a Delaware limited liability company (“Chinos SPV]”), [Merger Sub 1], a Delaware limited liability company (“Merger Sub 1”) and [Merger Sub 2], a Delaware limited liability company (“Merger Sub 2”).

WHEREAS, on December __, 2019, (i) Chinos, Chinos Intermediate Holdings A, Inc., Chinos Intermediate Holdings B, Inc. (“Chinos B”), J. Crew Group, Inc. (“Group, Inc.”), J. Crew Operating Corp., and J. Crew Inc., (ii) certain holders of (A) terms loans under the Amended and Restated Credit Agreement, dated March 5, 2014, among Group, Inc., Chinos B, the lenders party thereto, and Wilmington Savings Fund Society, FSB, (B) 13.00% Senior Secured Notes due 2021 and 13.00% Senior Secured New Money Notes due 2021 issued by J.Crew Brand Corp. and J.Crew Brand, LLC under the two Indentures dated July 13, 2017, (C) Series A Preferred Stock of Chinos, no par value per share (“Chinos Series A Preferred Stock”) and (D) common stock, par value $0.00001 per share, of Chinos (the “Chinos Common Stock”), and (iii) TPG Chinos, L.P. and TPG Chinos Co-Invest, L.P.; and Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., LGP Chino Coinvest LLC, entered into a Transaction Support Agreement pursuant to which the parties thereto agreed to consummate a series of restructuring transactions in respect of Chinos;

WHEREAS, the respective Boards of Directors of Chinos and J.Crew have deemed it advisable and in the best interests of their respective corporations and stockholders that Chinos and J.Crew engage in the Mergers (as defined below);

WHEREAS, the Board of Directors of Chinos has approved this Agreement and the merger of Merger Sub 1 with and into Chinos (the “Chinos Merger”), with Chinos continuing as the surviving corporation and a wholly owned subsidiary of Chinos SPV (the “Chinos Surviving Corporation”), pursuant to which each share of (i) Chinos Common Stock shall be converted into the right to receive [one common unit] of Chinos SPV (the “SPV Common Units”), (ii) Chinos Series A Preferred Stock shall be converted into the right to receive [one] [Series C Unit of Chinos SPV (the “SPV Series C Units”), and (iii) Series B Preferred Stock of Chinos, no par value per share (the “Chinos Series B Preferred Stock”) shall be converted into the right to receive [one] [SPV Series C Unit], in each case, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of J.Crew has approved this Agreement and the merger of Merger Sub 2 with and into J.Crew (the “J.Crew Merger” and, together with the Chinos Merger, the “Mergers”), with J.Crew continuing as the surviving corporation and a subsidiary individually owned and controlled by Chinos SPV (the “J.Crew Surviving Corporation”), pursuant to which each share of (i) voting common stock, no par value per share, of J.Crew (the “J.Crew Common Stock”) shall be converted into the right to receive [one] [SPV Common Unit] and (ii) [non-voting common stock], par value [•] per share of J.Crew (the “J.Crew Non-Voting Stock”) shall remain issued and outstanding and be unaffected by the Mergers, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in accordance with Title 8, Section 264 of the Delaware General Corporation Law (the “DGCL”) and Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the Board of Managers of Chinos SPV has approved this Agreement and the Mergers, the Board of Directors of Merger Sub 1 has approved this Agreement and the Chinos Merger and the Board of Directors of Merger Sub 2 has approved this Agreement and the J.Crew Merger;

WHEREAS, within [•] following the execution and delivery of this Agreement, the holders of Chinos Common Stock representing at least a majority of the outstanding Chinos Common Stock, will execute a written consent, in accordance with the DGCL and the organizational documents of Chinos, pursuant to which, among other things, such stockholders approve this Agreement and the transactions contemplated hereby (the “Required Stockholder Approval”);

WHEREAS, prior to the consummation of the Mergers, Chinos shall amend the certificate of designation of the Series A Preferred Stock (the “Series A Certificate of Designation”) and the certificate of designation of the Series B Preferred Stock (the “Series B Certificate of Designation”) in the form attached hereto as Exhibit D and Exhibit E, respectively; and

WHEREAS, for United States federal income tax purposes, it is intended that (i) each of the Mergers will be treated as an exchange described in Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) each of the conversions pursuant to Sections 3.1(d) and 3.1(e) will be treated as a reorganization under Section 368(a)(1)(E) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

FORMATION; MERGER

Section 1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA, Merger Sub 1 shall be merged with and into Chinos at the Effective Time. Following the Effective Time, the separate legal existence of Merger Sub 1 shall cease, and Chinos shall continue as the surviving corporation in the Chinos Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Merger Sub 1 in accordance with the DGCL and the DLLC.

(b) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA, Merger Sub 2 shall be merged with and into J.Crew at the Effective Time. Following the Effective Time, the separate legal existence of Merger Sub 2 shall cease, and J.Crew shall continue as the surviving corporation in the J.Crew Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Merger Sub 2 in accordance with the DGCL and the DLLCA.

ARTICLE II

CLOSING

Section 2.1 Closing. The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., New York time, on the third business day after satisfaction or waiver of all of the conditions set forth in ARTICLE V (other than those conditions that by their terms are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10153 (the date of the Closing, the “Closing Date”).

Section 2.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Mergers to be consummated by (a) filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “Chinos Certificate of Merger”) with respect to the Chinos Merger, duly executed and completed in accordance with the relevant provisions of the DGCL and the DLLCA, and shall make all other filings or recordings required under the DGCL and the DLLCA and (b) filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “J.Crew Certificate of Merger”) with respect to the J.Crew Merger, duly executed and completed in accordance with the relevant provisions of the DGCL and the DLLCA, and shall make all other filings or recordings required under the DGCL and the DLLCA. The Chinos Merger and the J.Crew Merger shall become effective concurrently (such time as the Mergers become effective being the “Effective Time”).

Section 2.3 Effects of the Transaction. The Mergers shall have the effects set forth in the applicable provisions of the DGCL and the DLLCA.

Section 2.4 Organizational Documents; Directors and Officers.

(a) Chinos SPV Operating Agreement. Chinos shall take, and shall cause Chinos SPV to take, all requisite action to cause the limited liability company agreement of Chinos SPV to be substantially in the form of Exhibit A (the “Chinos SPV Operating Agreement”), at the Effective Time (as defined below) and until thereafter amended in accordance with the terms thereof and the DLLCA.

(b) Chinos Organizational Documents.

(i) The certificate of incorporation of Chinos shall, at the Effective Time, be amended and restated to read in its entirety as set forth on Exhibit B and, as so amended and restated, shall be the certificate of incorporation of the Chinos Surviving Corporation, until thereafter amended as provided therein or by the DGCL.

(ii) The bylaws of Chinos shall, at the Effective Time, be amended and restated to read in their entirety as set forth on Exhibit C and, as so amended and restated, shall be the bylaws of the Chinos Surviving Corporation, until thereafter amended as provided therein or by the DGCL.

(c) J.Crew Organizational Documents. The bylaws of J.Crew in effect at the Effective Time shall be the bylaws of the J.Crew Surviving Corporation until thereafter amended as provided therein or by the DGCL, and the certificate of incorporation of J.Crew in effect at the Effective Time, as amended pursuant to the J.Crew Certificate of Merger, shall be the certificate of incorporation of the J.Crew Surviving Corporation until thereafter amended as provided therein or by the DGCL.

(d) Directors and Officers. The directors and officers of Chinos and J.Crew immediately prior to the Effective Time shall be the directors of the Chinos Surviving Corporation and J.Crew Surviving Corporation, respectively, from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided for in the certificate of incorporation and bylaws of the applicable Surviving Corporation or as otherwise provided by the DGCL.

ARTICLE III

CONVERSION OF SECURITIES

Section 3.1 Conversion of Chinos Securities. At the Effective Time, by virtue of the Chinos Merger and without any action on the part of Chinos SPV, Chinos, Merger Sub 1 or the holders of any shares of Chinos Common Stock, Restricted Stock, Options, Chinos Series A Preferred Stock or Chinos Series B Preferred Stock, SPV Common Units or SPV Series C Units:

(a) Each issued and outstanding share of Chinos Common Stock (other than any shares of Chinos Common Stock to be canceled pursuant to Section 3.2(e) and any Dissenting Shares) shall be converted into the right to receive [one] SPV Common Unit (the “Chinos Common Stock Merger Consideration”). As of the Effective Time, all such shares of Chinos Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of shares of Chinos Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Chinos Common Stock Merger Consideration in accordance with Section 3.2(f).

(b) Each unvested share of Chinos Common Stock (“Restricted Stock”) that is outstanding pursuant to the Chinos Holdings, Inc. Amended and Restated 2011 Equity Incentive Plan (the “Plan”) immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive [one] SPV Common Unit (the “Chinos Restricted Common Stock Merger Consideration”). As of the Effective Time, all such shares of Restricted Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of shares of Restricted Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Chinos Restricted Common Stock Merger Consideration in accordance with Section 3.3. The SPV Common Units received in respect of the Restricted Stock shall generally be subject to the same terms and conditions (including vesting and forfeiture provisions) as such Restricted Stock; provided that the SPV Common Units received in respect of the Restricted Stock that was subject to performance-based vesting as of immediately prior to the Effective Time, shall be subject to time-based vesting, in equal annual installments over a four year period from the Effective Time, as set forth in the restricted SPV Common Unit grant notice issued to the holder of such restricted SPV Common Units.

(c) Each option to purchase a share of Chinos Common Stock granted under the Plan (an “Option”) outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be forfeited and cancelled for no consideration, as of immediately prior to the Effective Time.

(d) Each share of Chinos Series A Preferred Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive [one] SPV Series C Unit (the “Chinos Series A Preferred Merger Consideration”). As of the Effective Time, all such shares of Chinos Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of any shares of Chinos Series A Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Chinos Series A Preferred Merger Consideration in accordance with Section 3.2(f)

(e) Each share of Chinos Series B Preferred Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive [one] SPV Series C Unit (the “Chinos Series B Preferred Merger Consideration”, and together with the Chinos Common Stock Merger Consideration, the Chinos Restricted Common Stock Merger Consideration, and the Chinos Series A Merger Consideration, the “Chinos Merger Consideration”). As of the Effective Time, all such shares of Chinos Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of shares of Chinos Series B Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Chinos Series B Preferred Merger Consideration in accordance with Section 3.2(f)

(f) Each membership interest in Merger Sub 1 issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Chinos Common Stock, as the common stock of the Chinos Surviving Corporation.

Section 3.2 Conversion of J.Crew Securities. As of the Effective Time, by virtue of the J.Crew Merger and without any action on the part of J.Crew, Chinos SPV, Merger Sub 2, or the holders of any shares of J.Crew Common Stock or SPV Common Units:

(a) Each issued and outstanding share of J.Crew Common Stock (other than any shares of J.Crew Common Stock to be canceled pursuant to Section 3.2(e) and any Dissenting Shares) shall be converted into the right to receive [one] SPV Common Unit (the “J.Crew Merger Consideration” and, together with the Chinos Merger Consideration, the “Merger Consideration”). As of the Effective Time, all such shares of J.Crew Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each holder of shares of J.Crew Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the J.Crew Merger Consideration in accordance with Section 3.3.

(b) Each issued and outstanding share of J.Crew Non-Voting Stock shall remain issued and outstanding and be unaffected by the Mergers.

(c) Each membership interest in Merger Sub 2 issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of J.Crew Common Stock, as the common stock of the J.Crew Surviving Corporation.

(d) Effect on SPV Common Units. At the Effective Time, each SPV Common Unit issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, all equity of Chinos SPV owned by Chinos Surviving Corporation or the J.Crew Surviving Corporation shall be surrendered to Chinos SPV without payment therefor.

(e) Cancellation of Treasury Shares. Each share of Chinos Common Stock held in the treasury of Chinos immediately prior to the Effective Time, and each share of J.Crew Common Stock held in the treasury of J.Crew immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(f) Dissenting Shares. Any shares of Chinos Common Stock, Chinos Series A Preferred Stock, Chinos Series B Preferred Stock (collectively, “Chinos Capital Stock”) and J.Crew Common Stock that are outstanding immediately prior to the Effective Time and that are held by a holder of Chinos Capital Stock or J.Crew Common Stock who shall have neither voted in favor of the Merger nor consented thereto in writing and whom shall be entitled to and shall have properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the consideration provided in Section 3.2 in respect thereof. Such holder shall instead be entitled to receive payment of the appraised value of such shares of Chinos Capital Stock or J.Crew Common Stock, as applicable, in accordance with the provisions of Section 262 of the DGCL, except that any Dissenting Shares held by a holder who shall have failed to perfect or who effectively shall have withdrawn, waived or otherwise lost his, her or its rights to appraisal of such shares of Chinos Capital Stock and J.Crew Common Stock under such Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the consideration provided in Section 3.2, without any interest thereon. The Exchange Agent (as defined below) shall give Chinos and Chinos SPV prompt notice of any demands for appraisal rights and Chinos SPV shall have the opportunity to participate in and control any negotiations and proceedings with respect to such demands, in accordance with Article VII.

Section 3.3 Exchange of Shares and Certificates.

(a) Exchange Agent. Prior to the Effective Time, Chinos shall designate a bank, trust company or nationally recognized stockholder services provider (the “Exchange Agent”) for the purpose of exchanging, in accordance with this Article III, Certificates and Book-Entry Shares for the Merger Consideration. In addition, at or prior to the Effective Time, Chinos SPV shall, and Chinos shall cause Chinos SPV to, deposit or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of Chinos Capital Stock and J.Crew Common Stock evidence of (i) SPV Common Units representing the aggregate amount of SPV Common Units and (ii) SPV Series C Units representing the aggregate amount of SPV Series C Units, in each case, sufficient to deliver the Merger Consideration (such shares, together any dividends or distributions with respect thereto, hereinafter, the “Exchange Fund”). The Exchange Agent shall deliver the Merger Consideration to be issued pursuant to Section 3.1 out of the Exchange Fund.

(b) Exchange Procedures. Prior to or as soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate (a “Chinos Certificate”) or book-entry share (an “Chinos Book-Entry Share”) that immediately prior to the Effective Time represented outstanding shares of Chinos Common Stock, Chinos Series A Preferred Stock or Chinos Series B Preferred Stock, as applicable, and to each holder of record of a certificate (a “J.Crew Certificate” and, together with a Chinos Certificate, a “Certificate”) or book-entry share (a “J.Crew Book-Entry Share” and, together with an J.Crew Book-Entry Share, a “Book-Entry Share”), that immediately prior to the Effective Time represented outstanding shares of J.Crew Common Stock, as applicable, whose shares were converted into the right to receive the applicable Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, and which shall be in such form and have such other provisions as Chinos SPV may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the applicable Merger Consideration, (iii) the notification required by Section 228(e) of the DGCL with respect to the Required Stockholder Approval, (iv) a joinder to the Chinos SPV Operating Agreement, (v) a cover letter, including such information regarding the transactions contemplated hereby as may be required under the DGCL and all applicable Laws, together with a copy of this Agreement, to allow such holders to validly waive or assert any applicable appraisal rights, (vi) [except as otherwise required by Chinos SPV, certification that such holder is, and at the time it acquires the SPV Common Units or SPV Series C Units, as applicable, will be, a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended, or a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act of 1933, as amended)] and (vii) such additional information as Chinos may determine is appropriate. Upon surrender of a Certificate or Book-Entry Share, as applicable, for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Chinos SPV, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor that number of SPV Common Units or SPV Series C Units, as applicable, that such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate or Book-Entry Share so surrendered shall forthwith be canceled. If any portion of the applicable Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition to the registration of such Merger Consideration that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required by reason of such registration in the name of a person other than the registered holder of such Certificate or Book-Entry Share or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, subject to the rights of the holders of Dissenting Shares, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration. No interest shall be paid or shall accrue for the benefit of holders of Certificates or Book-Entry Shares on the applicable Merger Consideration payable upon the surrender of Certificates or Book-Entry Shares.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to SPV Common Units or SPV Series C Units with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to any SPV Common Units represented thereby, in each case until the surrender of such Certificate or Book-Entry Share in accordance with this Article III. Subject to the effect of any applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity (“Applicable Laws”), following surrender of any such Certificate or Book-Entry Share, there shall be paid to the holder of SPV Common Units or SPV Series C Units, as applicable, issued in exchange therefor, without interest, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such SPV Common Units or SPV Series C Units.

(d) No Further Ownership Rights in J.Crew Common Stock, Chinos Common Stock, Chinos Series A Preferred Stock and Chinos Series B Preferred Stock. All SPV Common Units and SPV Series C Units issued upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Chinos Capital Stock and J.Crew Common Stock, as applicable, theretofore represented by such Certificates or Book-Entry Shares, and there shall be no further registration of transfers on the stock transfer books of the Chinos Surviving Corporation of the shares of J.Crew Common Stock, or the Chinos Surviving Corporation of the shares of Chinos Capital Stock, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to Chinos SPV or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

(e) Return of Merger Consideration. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a) that remains undistributed to the holders of the Certificates or Book-Entry Shares for one year after the Effective Time shall be delivered to Chinos SPV, upon demand, and any holders of the Certificates or Book-Entry Shares who have not theretofore complied with this Article III shall thereafter be entitled to look only to Chinos SPV for payment of their claim for any SPV Common Units and SPV Series C Units, and any dividends or distributions with respect thereto.

(f) No Liability. None of Chinos, J.Crew, Chinos SPV, Merger Sub 1, the Chinos Surviving Corporation, Merger Sub 2, the J.Crew Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Share has not been surrendered prior to one year after the Effective Time, or immediately prior to such earlier date on which any SPV Common Units or SPV Series C Units would otherwise escheat to or become the property of any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a “Governmental Entity”), any such SPV Common Units or SPV Series C Units shall, to the extent permitted by Applicable Law, become the property of Chinos SPV, free and clear of all claims or interests of any person previously entitled thereto.

(g) Withholding Rights. Each of Chinos SPV and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Chinos SPV or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Chinos SPV or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration with respect to the shares of ..J.Crew Common Stock or Chinos Capital Stock, as applicable, formerly represented thereby, and unpaid dividends and distributions on shares of SPV Common Units or SPV Series C Units deliverable in respect thereof, pursuant to this Agreement.

Section 3.4 Further Assurances. At and after the Effective Time, the officers and directors or managers, as applicable, of Chinos SPV, Chinos Surviving Corporation and J.Crew Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Chinos or J.Crew, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf thereof, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Chinos SPV, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Chinos SPV as a result of, or in connection with, the Mergers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Each party hereby represents and warrants to the other parties that (a) such party has all necessary power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement have been duly authorized and approved, (c) no other entity or governing body action on the part of such party is necessary to authorize the execution and delivery by such party of this Agreement; and (d) this Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions Precedent to the Merger. The respective obligation of each party to effect the Mergers, as applicable, is subject to the satisfaction or waiver, in whole or in part, (to the extent permitted by Applicable Law) on or prior to the Closing Date of the following conditions:

(a) the Required Stockholder Approval shall have been obtained;

(b) each of the Series A Certificate of Designation and the Series B Certificate of Designation shall have been amended to read as set forth in Exhibit D and E, respectively;

(c) the Separation and Distribution, pursuant to that certain Separation and Distribution Agreement, dated as of the date hereof, by and between Chinos and J.Crew (the “Separation Agreement”) shall have been effected;

(d) the Board of Directors of Chinos shall have approved the Mergers and shall not have abandoned the Mergers or terminated this Agreement at any time prior to the Effective Time; and

(e) no Applicable Law shall have been adopted, promulgated or issued, and be in effect, that prohibits the consummation of the Mergers or any of the other transactions contemplated hereby.

ARTICLE VI

TERMINATION

Section 6.1 This Agreement shall automatically terminate upon the termination of the Separation Agreement.

ARTICLE VII

INDEMNIFICATION

Section 7.1

(a) For a period of two (2) years following the Closing, Chinos SPV shall indemnify, defend and hold harmless Chinos and J.Crew and their respective officers, directors, employees, agents, successors and permitted assigns (collectively, the “Indemnified Parties”) from and against any and all losses imposed on or incurred by any of the Indemnified Parties, in respect of any claim, action, proceeding or investigation (a “Claim”) arising out of or resulting from the exercise of appraisal rights in accordance with Section 262 of the DGCL.

(b) If any such Claim shall be brought, threatened or asserted against an Indemnified Party, Chinos or J.Crew, as applicable, shall promptly notify Chinos SPV if Chinos SPV is not a party to such Claim. If Chinos SPV so elects, Chinos SPV will have the right to assume the defense of any such Claim, including the employment of counsel reasonably satisfactory to Chinos or J.Crew, as applicable, and the payment of the fees and disbursements of such counsel. In the event, however, (a) such Indemnified Person reasonably determines in its judgment, based on the advice of counsel, that having common counsel would present such counsel with a conflict of interest or the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including situations in which there are one or more legal defenses available to such Indemnified Person that are different from or additional to those available to Chinos SPV, (b) Chinos SPV has agreed in writing, or (c) Chinos SPV shall have failed to employ counsel reasonably satisfactory to such Indemnified Person in a timely manner, then such Indemnified Person may employ separate counsel reasonably satisfactory to Chinos SPV to represent or defend it in any such claim, action, proceeding or investigation and Chinos SPV will pay the reasonable and documented fees and disbursements of such counsel; provided, however, that Chinos SPV will not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single claim, action, proceeding or investigation, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. In any Claim the defense of which Chinos SPV assumes, the Indemnified Person will have the right to participate in such litigation and to retain its own counsel at such Indemnified Person’s sole expense (subject to the immediately preceding sentence); provided that Chinos SPV will have the right to maintain control of the defense.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Entire Agreement. This Agreement together with the Certificates of Merger constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 8.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 8.4 Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.5 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.6 Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a declaration, the Parties shall modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The parties agree that (i) any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be exclusively brought in the Delaware Court of Chancery, or in the event that the Delaware Court of Chancery declines to accept jurisdiction over such action, any state or federal court located in the State of Delaware, (ii) any cause of action arising out of this Agreement shall be deemed to have arisen in the State of Delaware, and (iii) each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

Section 8.8 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[Chinos SPV]

By____________________________ Name: Title:

[Chinos Holdings, Inc.]

By___________________________ Name: Title:

[J.Crew NewCo]

By____________________________ Name: Title:

[Merger Sub 1]

By___________________________ Name: Title:

[Merger Sub 2]

By___________________________ Name: Title:

AGREEMENT AND PLAN OF MERGER